Exhibit 99.1

Sunshine Heart, Inc. Announces Proposed Public Offering of Common Shares

Eden Prairie, MN: September 18, 2013: Sunshine Heart, Inc. (NASDAQ: SSH) announced today that it has commenced an underwritten public offering of its common stock pursuant to its effective shelf registration statement previously filed with the U.S. Securities and Exchange Commission (SEC). Piper Jaffray & Co. and Cowen and Company, LLC are acting as joint book-running managers and Lazard Capital Markets LLC is acting as co-lead manager for the offering. Craig-Hallum Capital Group and Northland Securities, Inc. are acting as co-managers for the offering. In addition, Sunshine Heart expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering solely to cover over-allotments, if any.  The offering is subject to customary conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Sunshine Heart currently intends to use the net proceeds from the offering for general corporate purposes, including its ongoing U.S. pivotal trial and post-market EU study, initial commercialization of the C-Pulse Heart Assist System, or C-Pulse System, EU, and product development activities.

The offering is being made pursuant to a shelf registration statement (File No. 333-187273) (including a prospectus) previously filed with and declared effective by the SEC.  Prospective investors should read the prospectus in that registration statement, the final prospectus relating to the offering, and other documents that Sunshine Heart has filed with the SEC for more complete information about Sunshine Heart and the offering.  A copy of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained by contacting Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicolett Mall, Suite 800, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by e-mail at prospectus@pjc.com, or by contacting Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140).  Electronic copies of the prospectus supplement and the accompanying prospectus are also available free of charge on the website of the SEC at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Sunshine® Heart
Sunshine Heart, Inc. (NASDAQ: SSH) is a medical device company focused on developing, manufacturing and commercializing the C-Pulse System for treatment of Class III and ambulatory Class IV heart failure.  Sunshine Heart has completed an approved U.S. Food and Drug Administration (FDA) feasibility clinical trial of the C-Pulse System and presented the results in November 2011.  In March 2012, the FDA notified the Company that it could move forward with an investigational device exemption (IDE) application.  Sunshine Heart received unconditional approval from the FDA in November 2012 to initiate its pivotal trial.  In July 2012 Sunshine Heart received CE Mark approval for its C-Pulse System in Europe.  Sunshine Heart is a Delaware corporation headquartered in Minneapolis with a wholly owned subsidiary in Australia.  The Company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements
Certain statements in this release are forward-looking statements that are based on management’s beliefs,

assumptions and expectations and information currently available to management.  All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including, without limitation, our expectations with respect to the offering, its size and timing, future clinical trial activities and results including patient enrollment in trials. These forward-looking statements are subject to numerous risks and uncertainties, including, without limitation, that the offering may not be successful or may result in lower proceeds than anticipated, the possibility that our clinical trials do not meet their enrollment goals, meet their end-points or otherwise fail, that regulatory authorities do not accept our application or approve the marketing of the C-Pulse System, the possibility that we may be unable to raise the funds necessary for the development and commercialization of our products, that we may not be able to commercialize our products successfully in the EU and the other risk factors described under the caption “Risk Factors” and elsewhere in our filings with the SEC.  You should not place undue reliance on forward-looking statements because they speak only as of the date when made and may turn out to be inaccurate. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements.

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For further information, please contact:

Media:	Investor:
Laura Forman	Jeff Mathiesen
Blueprint Life Science Group	Chief Financial Officer
T: +1-415-375-3340	Sunshine Heart, Inc.
T: +1-952-345-4200

Source: Sunshine Heart